Exhibit 99.1
Azenta Reports Second Quarter Results for Fiscal 2026, Ended March 31, 2026, Updates Full Year Fiscal 2026 Guidance, and Extends Long-Range Plan to 2029

•FY’26 total reported revenue from continuing operations to range between approximately $603 to $621 million
•FY'26 organic revenue is now expected to range from down approximately 2% to up 1%, compared to prior guidance of 3% to 5% growth
•FY'26 Adjusted EBITDA margin is now expected to range from down approximately 125 basis points to flat, compared to prior expectations of approximately 300 basis points of expansion
•Long-range plan timing updated to 2029 versus 2028 before in connection with revised 2026 guidance. Market opportunities, strategic priorities, and value creation framework remain intact.

BURLINGTON, Mass., May 5, 2026 (PR Newswire) – Azenta, Inc. (Nasdaq: AZTA) today reported financial results for the second quarter ended March 31, 2026.

The results of B Medical Systems are treated as discontinued operations and reflected in total diluted EPS, following the Company’s announcement in the first fiscal quarter of 2025 of its intention to pursue a sale and the entry into a definitive agreement to sell the business.

	Quarter Ended
Dollars in millions, except per share data	March 31,	December 31,	March 31,	Change
	2026	2025	2025(1)	Prior Qtr	Prior Yr.
Revenue from Continuing Operations	$145	$149	$143	(3)%	1%
Organic growth					(3)%
Sample Management Solutions	$81	$81	$80	(0)%	2%
Multiomics	$64	$67	$64	(5)%	0%

Diluted EPS Continuing Operations	$(3.41)	$(0.11)	$(0.43)	NM	NM
Diluted EPS Total	$(3.49)	$(0.34)	$(1.04)	NM	NM

Non-GAAP Diluted EPS Continuing Operations	$(0.04)	$0.09	$0.01	NM	NM
Adjusted EBITDA - Continuing Operations	$8	$13	$12	(39)%	(36)%
Adjusted EBITDA Margin - Continuing Operations	5.4%	8.5%	8.5%
(1)Reflects revisions for an immaterial classification error among cost of revenue, research and development expenses, and selling, general and administrative expenses, and other immaterial adjustments, as further described in the Annual Report on Form 10-K for the fiscal year ended September 30, 2025.

Management Comments
“Our second quarter results fell short of our expectations, reflecting both execution gaps and a more cautious demand environment, particularly in North America,” said John Marotta, President and CEO of Azenta Life Sciences. “As a result, we have revised our fiscal 2026 outlook and taken decisive actions to strengthen execution, reinforce operational discipline, and improve visibility across the business. At the same time, we saw areas of resilience, including continued growth in Sample Repository Solutions and Consumables and Instruments, reinforcing the strength of our recurring revenue offerings.

In 2026, our priority is the transformation of our Multiomics business, with a focus on strengthening commercial execution, optimizing our operating footprint, and improving productivity through Azenta Business System. We have strengthened leadership and are increasing operational rigor to drive greater accountability and consistency across the organization.

Given the updated 2026 outlook, we are extending the timeline of our long‑range plan targets from 2028 to 2029. This reflects a disciplined and prudent approach to execution in the current environment and, while postponing achievement of the financial targets, does not change our confidence in our strategy. While near‑term conditions remain measured, we continue to see a compelling long‑term market opportunity and believe the actions underway position Azenta for improved execution, greater consistency, and profitable long‑term value creation.”

Second Quarter Fiscal 2026 Results - Continuing Operations
•Revenue was $145 million, up 1% year over year. Organic revenue, which excludes a 3-percentage point impact from foreign exchange and a 1-percentage point from the acquisition of UK Biocentre Limited, declined 3% year over year, reflecting lower revenue in Multiomics and in Sample Management Solutions.
•Sample Management Solutions revenue was $81 million, up 2% over year.
◦Organic revenue, which excludes the impact from foreign exchange and the contribution from the acquisition of UK Biocentre Limited, declined 3%, mainly driven by lower revenue in Core Products, particularly in Automated Stores and Cryogenic Systems, partially offset by higher revenue in Sample Repository Solutions, Product Services and Consumables and Instruments.
•Multiomics revenue was $64 million, flat year over year.
◦Organic revenue, which excludes the impact from foreign exchange, was down 2% year over year, primarily driven by lower Sanger Sequencing revenue, partially offset by higher revenue in Next Generation Sequencing and Gene Synthesis.
Summary of GAAP Earnings Results - Continuing Operations
•Operating loss was $165.8 million. Operating margin was (114.5%), down 102% year over year.
◦Gross margin was 42.8%, down 96 basis points year over year, driven by lower fixed-cost absorption from reduced volumes in North America, as well as costs related to Automated Stores rework, and an increase in inventory reserves recorded during the period.
◦Operating expenses in the quarter were $228 million, up 181% year-over-year, primarily driven by a non-cash goodwill impairment charge of $149 million. The increase also reflects higher research and development expenses, partially offset by lower selling, general and administrative expenses and lower restructuring charges.
•Total other income included $4 million of net interest income and $4 million gain related to the non-cash settlement of a preexisting contractual relationship with UK Biocentre Limited, versus $4 million and $1 million, respectively, in the prior year period.
•Diluted EPS from continuing operations was ($3.41) compared to ($0.43) in the second quarter of fiscal year 2025. Diluted EPS from discontinued operations was ($0.08), compared to ($0.61) a year ago. Total diluted EPS was ($3.49), compared to ($1.04) a year ago.
Summary of Non-GAAP Earnings Results - Continuing Operations
•Adjusted operating loss was $7.0 million. Adjusted operating margin was (4.9%), a decrease of 300  basis points year over year.
◦Adjusted gross margin was 44.3%, down 110 basis points compared to the second quarter of fiscal 2025, driven by lower fixed-cost absorption from reduced volumes in North America, costs related to Automated Stores rework, and an increase in inventory reserves recorded during the period.
◦Adjusted operating expenses in the quarter were $71 million, up 5% year over year, driven by higher research and development costs and higher selling, general and administrative expenses.
•Adjusted EBITDA was $7.8 million, and Adjusted EBITDA margin was 5.4%, a decrease of 320 basis points year over year.

•Non-GAAP Diluted EPS was ($0.04), compared to $0.01 one year ago.
Cash and Liquidity as of March 31, 2026
•The Company ended the quarter with a total balance of cash, cash equivalents, restricted cash and marketable securities of $565 million.
•Operating cash flow was $12 million in the quarter. Capital expenditures were $7 million, and free cash flow (cash flow from operations less capital expenditures) was $5 million.
Share Repurchase Program Update
•On December 8, 2025, our Board of Directors approved a share repurchase program authorizing the repurchase of up to $250 million of our common stock through December 31, 2028, or the 2025 Repurchase Program. Repurchases under the 2025 Repurchase Program may be made in the open market or through privately negotiated transactions (including under an accelerated share repurchase agreement), or by other means, including through the use of trading plans intended to qualify under Rule 10b5-1 under the Exchange Act, subject to market and business conditions, legal requirements, and other factors. We are not obligated to acquire any particular amount of common stock under the 2025 Repurchase Program, and share repurchases may be commenced or suspended at any time at our discretion. As of the date of this press release , there have been no repurchases under the 2025 Repurchase Program.

Updated Fiscal 2026 Guidance – Continuing Operations
•The Company now expects total reported revenue from continuing operations to range between approximately $603 to $621 million for the fiscal year ending September 30, 2026.
•Total organic revenue, which excludes the impact of foreign exchange and the contribution from the acquisition of UK Biocentre Limited, is now expected to range between down approximately 2% to up 1% relative to fiscal 2025, compared to prior guidance of 3% to 5% growth.
◦Organic revenue for Sample Management Solutions is now expected to grow approximately low-single-digits, versus prior expectations of mid-single-digit growth.
◦Organic revenue for Multiomics is now expected to decline approximately mid-single-digits, versus prior expectations of low-single-digit growth.
•Adjusted EBITDA margin is now expected to decline in a range of approximately 125 basis points to flat relative to fiscal 2025, compared to prior expectations of approximately 300 basis points expansion. This outlook excludes an expected dilution of approximately 35 basis points from the UK Biocentre acquisition.
•Free Cash flow (cash flow from operations less capital expenditures) is now expected to improve approximately 10% to 15% year-over-year, compared to prior expectations of approximately 30% improvement.

Long-Range Plan Update
•In connection with the revised 2026 outlook, the Company is extending the timeline of its long-range plan by one year, from 2028 to 2029. The Company continues to believe in the strength of its market opportunities, strategic priorities, and long-term value creation framework.

Sale of B Medical Systems
•On December 23, 2025, we entered into a definitive Sale and Purchase Agreement with Thelema S.À R.L. for the sale of B Medical Systems business, for a purchase price of $63 million. As previously disclosed, the transaction was expected to close on or before March 31, 2026, subject to the satisfaction of customary closing conditions, including the buyer securing required financing. On March 27, 2026, the Company was informed by Thelema that it has not yet secured the financing required to complete the transaction and, as a result, the transaction did not close by March 31, 2026. Thelema has indicated that it requires additional time to complete its financing arrangements. The transaction remains subject to the satisfaction of all closing conditions, including the buyer securing the required financing, and there can be no assurance that the transaction will be completed on a revised timeline or at all. The parties have not amended or terminated the agreement as of the date of this press release.
Azenta does not provide forward-looking guidance on a GAAP basis for the measures on which it provides forward-looking non-GAAP guidance as the Company is unable to provide a quantitative reconciliation of forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measure, without unreasonable effort, because of the inherent difficulty in accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliations that have not yet occurred, are dependent on various factors, are out of the company's control, or cannot be reasonably predicted. Such adjustments include, but are not limited to, transformation costs, restructuring charges, costs related to acquisitions and divestitures costs, governance-related matters, goodwill and intangible impairments, stock-based compensation, and other gains and charges that are not representative of the normal operations of the business.
Conference Call and Webcast
Azenta management will webcast its second quarter fiscal 2026 earnings conference call on May 06, 2026 at 8:30 a.m. Eastern Time. During the call, Company management will respond to questions concerning, but not limited to, the Company's financial performance, business conditions and industry outlook. Management's responses could contain information that has not been previously disclosed.
The call will be broadcast live over the Internet and, together with presentation materials and supplemental information referenced on the call, will be hosted at the Investor Relations section of Azenta’s website at https://investors.azenta.com/events. The supplemental information is being posted at the time of this earnings release, and the presentation materials will be posted ahead of the earnings call. A replay of the webcast will be archived on the website for convenient on-demand access.
Regulation G – Use of Non-GAAP financial Measures
The Company supplements its GAAP financial measures with certain non-GAAP financial measures to provide investors a better perspective on the results of business operations, which the Company believes is more comparable to the similar analyses provided by its peers. These measures are not presented in accordance with, nor are they a substitute for, U.S. generally accepted accounting principles, or GAAP. These measures should always be considered in conjunction with appropriate GAAP measures. A reconciliation of non-GAAP measures to the most nearly comparable GAAP measures is included at the end of this release following the consolidated balance sheets and statements of operations. Certain amounts in the tables that supplement the consolidated financial statements may not sum due to rounding. All percentages are calculated using unrounded amounts.
“Safe Harbor Statement” under Section 21E of the Securities Exchange Act of 1934
Some statements in this release are forward-looking statements made under Section 21E of the Securities Exchange Act of 1934. These statements are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Azenta’s actual financial and business results to differ materially from those expressed or implied by such statements. They are based on the facts and assumptions known to management at the time they are made. Forward looking statements include, but are not limited to, statements regarding the Company’s guidance and outlook for fiscal year 2026, including revenue, organic revenue growth, earnings, Adjusted EBITDA margin and free cash flow expectations; expectations regarding the timing, execution and benefits of operational, commercial and organizational transformation initiatives; anticipated productivity improvements and cost actions; expectations regarding demand trends and end market conditions; statements regarding the Company’s long range plan and multi-year financial targets, including the extension of the long range plan timeline to 2029.
Factors that could cause actual results to differ materially from those expressed or implied by forward looking statements include, but are not limited to: the Company’s ability to execute on and realize the expected benefits from its transformation and operational improvement initiatives; changes in customer demand, purchasing behavior or funding conditions in the markets the Company serves; macroeconomic, geopolitical or regulatory developments; the impact of foreign currency fluctuations; the Company’s ability to effectively manage costs, improve productivity and achieve anticipated margin improvements; supply chain disruptions; competitive dynamics; the ability of customers to meet payment obligations; uncertainty regarding the timing or completion of the B Medical Systems divestiture; and other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10 K, Quarterly Reports on Form 10 Q and Current Reports on Form 8 K. Because forward looking statements relate to future events and are based on current expectations, they are inherently subject to significant uncertainties, particularly with respect to projections and assumptions extending over multiple years. As a result, actual outcomes may differ materially from those projected.

Azenta expressly disclaims any obligation or undertaking to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About Azenta Life Sciences
Azenta, Inc. (Nasdaq: AZTA) is a leading provider of life sciences solutions worldwide, enabling life science organizations around the world to bring impactful breakthroughs and therapies to market faster. Azenta provides a full suite of reliable cold-chain sample management solutions and multiomics services across areas such as drug development, clinical research and advanced cell therapies for the industry's top pharmaceutical, biotech, academic and healthcare institutions globally. Our global team delivers and supports these products and services through our industry-leading brands, including GENEWIZ, FluidX, Ziath, 4titude, Limfinity, Freezer Pro, and Barkey.
Azenta is headquartered in Burlington, Massachusetts, with operations in North America, Europe, and Asia. For more information, please visit www.azenta.com.
AZENTA INVESTOR CONTACTS:
Yvonne Perron
Vice President, Financial Planning & Analysis and Investor Relations
ir@azenta.com
Maria Isabel Cuartas
Manager Investor Relations
ir@azenta.com

AZENTA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(In thousands, except per share data)

	Three Months Ended March 31,		Six Months Ended March 31,
	2026	2025	2026	2025
Revenue
Products	$37,642	$41,955	$78,726	$85,782
Services	107,153	101,383	214,711	204,992
Total revenue	144,795	143,338	293,437	290,774
Cost of revenue
Products	22,122	24,994	46,871	49,035
Services	60,638	55,561	120,825	110,137
Total cost of revenue	82,760	80,555	167,696	159,172
Gross profit	62,035	62,783	125,741	131,602
Operating expenses
Research and development	9,433	7,602	18,622	14,715
Selling, general and administrative	67,887	69,795	128,498	139,771
Impairment of goodwill and intangible assets	149,083	—	149,083	—
Restructuring charges	1,422	3,580	2,565	4,011
Total operating expenses	227,825	80,977	298,768	158,497
Operating loss	(165,790)	(18,194)	(173,027)	(26,895)
Other income
Interest income, net	4,387	4,489	9,485	8,787
Other income, net	4,059	1,158	4,138	2,362
Loss from continuing operations before income taxes	(157,344)	(12,547)	(159,404)	(15,746)
Income tax (benefit) expense	(323)	7,243	2,807	11,117
Loss from continuing operations	(157,021)	(19,790)	(162,211)	(26,863)
Loss from discontinued operations, net of tax	(3,777)	(27,871)	(14,019)	(31,790)
Net loss	$(160,798)	$(47,661)	$(176,230)	$(58,653)
Basic net loss per share:
Loss from continuing operations	$(3.41)	$(0.43)	$(3.53)	$(0.59)
Loss from discontinued operations, net of tax	$(0.08)	$(0.61)	$(0.30)	$(0.70)
Basic net loss per share	$(3.49)	$(1.04)	$(3.83)	$(1.29)
Diluted net loss per share:
Loss from continuing operations	$(3.41)	$(0.43)	$(3.53)	$(0.59)
Loss from discontinued operations, net of tax	$(0.08)	$(0.61)	$(0.30)	$(0.70)
Diluted net loss per share	$(3.49)	$(1.04)	$(3.83)	$(1.29)
Weighted average shares used in computing net loss per share:
Basic	46,063	45,732	45,995	45,658
Diluted	46,063	45,732	45,995	45,658

AZENTA, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)
(In thousands, except share and per share data)

	March 31, 2026	September 30, 2025

Assets
Current assets
Cash and cash equivalents	$234,033	$279,783
Short-term marketable securities	146,484	61,137
Accounts receivable, net of allowance for expected credit losses ($4,481and $4,649, respectively)	131,318	142,181
Inventories	78,510	74,956
Short-term restricted cash	2,410	2,359
Refundable income taxes	6,838	9,728
Prepaid expenses and other current assets	50,214	64,660
Current assets held for sale	77,178	73,535
Total current assets	726,985	708,339
Property, plant and equipment, net	171,832	153,954
Long-term marketable securities	177,831	201,585
Long-term deferred tax assets	501	726
Operating lease right-of-use assets	59,451	54,048
Goodwill	552,396	702,395
Intangible assets, net	92,107	101,814
Long-term income taxes receivable	45,600	45,600
Other assets	8,814	6,115
Noncurrent assets held for sale	68,372	85,006
Total assets	$1,903,889	$2,059,582
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$33,136	$37,722
Deferred revenue	39,013	31,569
Derivative liability	29,615	33,420
Accrued warranty and retrofit costs	4,157	4,713
Accrued compensation and benefits	29,146	35,799
Accrued customer deposits	36,217	26,499
Accrued income taxes payable	8,753	9,416
Accrued expenses and other current liabilities	45,739	30,268
Current liabilities held for sale	31,416	28,268
Total current liabilities	257,192	237,674
Long-term deferred tax liabilities	15,747	18,245
Long-term operating lease liabilities	55,711	51,244
Other long-term liabilities	10,892	11,142
Noncurrent liabilities held for sale	9,670	14,291
Total liabilities	349,212	332,596

Stockholders' equity
Preferred stock, $0.01 par value - 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value - 125,000,000 shares authorized, 59,553,293 shares issued and 46,091,424 shares outstanding at March 31, 2026; 59,320,848 shares issued and 45,858,979 shares outstanding at September 30, 2025	596	594
Additional paid-in capital	538,782	529,605
Accumulated other comprehensive loss	(27,471)	(22,213)
Treasury stock, at cost - 13,461,869 shares at March 31, 2026 and September 30, 2025	(200,956)	(200,956)
Retained earnings	1,243,726	1,419,956
Total stockholders' equity	1,554,677	1,726,986
Total liabilities and stockholders' equity	$1,903,889	$2,059,582

AZENTA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(In thousands)

	Six Months Ended March 31,
	2026	2025
Cash flows from operating activities
Net loss	$(176,230)	$(58,653)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	27,650	32,053
Impairment of goodwill and intangible assets	149,083	—
Non-cash gain from settlement of preexisting contractual relationship	(3,858)	—
Loss on assets held for sale	15,965	31,848
Inventory write-downs and other asset write-offs	1,883	4,326
Stock-based compensation	10,420	13,453
Amortization and accretion on marketable securities	(682)	(983)
Deferred income taxes	(5,298)	(4,183)
Loss (gain) on disposals of property, plant and equipment	19	(7)
Changes in operating assets and liabilities:
Accounts receivable	8,541	6,713
Inventories	(6,700)	(5,780)
Accounts payable	(4,380)	1,981
Deferred revenue	7,141	12,042
Accrued warranty and retrofit costs	(122)	343
Accrued compensation and tax withholdings	(6,245)	(1,956)
Accrued restructuring costs	506	1,547
Other assets and liabilities	15,338	11,457
Net cash provided by operating activities	33,031	44,201
Cash flows from investing activities
Purchases of property, plant and equipment	(13,595)	(15,158)
Purchases of marketable securities	(328,835)	(236,237)
Sales and maturities of marketable securities	266,470	184,636
Acquisition of UK Biocentre, net of cash acquired	(9,688)	—
Proceeds from other investment	—	2,130
Net investment hedge settlement	—	3,043
Deposit received for the sale of B Medical Systems business	9,000	—
Net cash used in investing activities	(76,648)	(61,586)
Cash flows from financing activities
Proceeds from issuance of common stock	1,179	1,553
Payments of finance leases	(411)	(457)
Withholding tax payments on net share settlements on equity awards	(2,420)	—
Excise tax payment for settled share repurchases	—	(11,376)
Net cash used in financing activities	(1,652)	(10,280)
Effects of exchange rate changes on cash, cash equivalents and restricted cash	(2,128)	(4,459)
Net decrease in cash, cash equivalents and restricted cash	(47,397)	(32,124)
Cash, cash equivalents and restricted cash, beginning of period	296,685	320,990
Cash, cash equivalents and restricted cash, end of period	$249,288	$288,866
Supplemental disclosures:
Cash paid / (received) for income taxes, net	$3,466	$(4,594)
Purchases of property, plant and equipment included in accounts payable and accrued expenses	$5,296	$5,773

Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheets
	March 31, 2026	September 30, 2025
Cash and cash equivalents of continuing operations	$234,033	$279,783
Cash included in current assets held for sale	8,763	13,206
Short-term restricted cash	2,410	2,359
Long-term restricted cash included in other assets	4,082	1,337
Total cash, cash equivalents and restricted cash shown in the condensed consolidated statements of cash flows	$249,288	$296,685

Notes on Non-GAAP Financial Measures - Continuing Operations
Non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management adjusts the GAAP results for the impact of amortization of intangible assets, restructuring charges, purchase price accounting adjustments and charges related to M&A, non-recurring costs related to the Company’s business transformation initiatives and share repurchases to provide investors better perspective on the results of operations which the Company believes is more comparable to the similar analysis provided by its peers. Management also excludes special charges and gains, such as impairment losses, gains and losses from the sale of assets, certain tax benefits and charges, as well as other gains and charges that are not representative of the normal operations of the business. Management strongly encourages investors to review our financial statements and publicly filed reports in their entirety and not rely on any single measure.

	Quarter Ended
	March 31, 2026		December 31, 2025		March 31, 2025(*)
Amounts in thousands, except per share data	$	per diluted share	$	per diluted share	$	per diluted share
Net loss from continuing operations	$(157,021)	$(3.41)	$(5,190)	$(0.11)	$(19,790)	$(0.43)
Adjustments:
Amortization of completed technology	2,076	0.05	1,860	0.04	2,308	0.05
Amortization of other intangible assets	3,563	0.08	3,551	0.08	3,803	0.08
Transformation costs(1)	440	0.01	1,202	0.03	5,183	0.11
Restructuring charges	1,422	0.03	1,143	0.02	3,580	0.08
Impairment of goodwill and intangible assets(2)	149,083	3.24	—	—	—	—
Merger and acquisition costs(3)	2,175	0.05	13	0.00	688	0.02
Non-recurring other income(4)	(3,858)	(0.08)	—	—	(2,130)	(0.05)
Tax adjustments(5)	—	—	—	—	6,900	0.15
Tax effect of adjustments	331	0.01	1,570	0.03	98	0.00
Other adjustments	13	0.00	13	0.00	(17)	0.00
Non-GAAP adjusted net income (loss) from continuing operations	$(1,776)	$(0.04)	$4,162	$0.09	$623	$0.01
Stock-based compensation, pre-tax	6,268	0.14	3,862	0.08	8,031	0.18
Tax rate	13%	—	13%	—	17%	—
Stock-based compensation, net of tax	5,453	0.12	3,360	0.07	6,690	0.15
Non-GAAP adjusted net income excluding stock-based compensation - continuing operations	$3,677	$0.08	$7,522	$0.16	$7,313	$0.16

Shares used in computing non-GAAP diluted net income per share		46,063		45,929		45,732

	Six Months Ended
	March 31, 2026		March 31, 2025(*)
Amounts in thousands, except per share data	$	per diluted share	$	per diluted share
Net loss from continuing operations	$(162,211)	$(3.53)	$(26,863)	$(0.59)
Adjustments:
Amortization of completed technology	3,935	0.09	3,808	0.08
Amortization of other intangible assets	7,113	0.15	8,376	0.18
Transformation costs(1)	1,642	0.04	8,229	0.18
Restructuring charges	2,565	0.06	4,011	0.09
Impairment of goodwill and intangible assets(2)	149,083	3.24	—	—
Merger and acquisition costs(3)	2,188	0.05	2,258	0.05
Non-recurring other income(4)	(3,858)	(0.08)	(2,130)	(0.05)
Tax adjustments(5)	—	—	7,300	0.16
Tax effect of adjustments	1,901	0.04	1,106	0.02
Other adjustments	26	0.00	(9)	0.00
Non-GAAP adjusted net income from continuing operations	$2,384	$0.05	$6,086	$0.13
Stock-based compensation, pre-tax	10,130	0.22	12,904	0.28
Tax rate	13%	—	17%	—
Stock-based compensation, net of tax	8,813	0.19	10,710	0.23
Non-GAAP adjusted net income excluding stock-based compensation - continuing operations	$11,197	$0.24	$16,796	$0.37

Shares used in computing non-GAAP diluted net income per share		45,995		45,658
(*)See footnote (1) on Page 1.
(1)Transformation costs represent non-recurring expenses for strategic projects with anticipated long-term benefits to the Company focused on cost reduction and productivity improvement that do not meet the definition of restructuring charges. These costs are directed at simplifying, standardizing, streamlining, and optimizing the Company’s operations, processes and systems to permanently alter the Company’s operations for the long term. For a project to be considered transformational, successful completion of the project must be expected to bring long-term material benefits to the organization and involve significant changes to process and/or underlying technology. Transformation costs primarily relate to one time asset write downs associated with changes in technology, one time inventory write downs relating to restructuring actions, and third-party consulting costs associated with process and systems re-design.
(2)Represents a non-cash goodwill impairment charge recognized in the second quarter of fiscal 2026 as a result of the Company's quantitative goodwill impairment analysis as of March 31, 2026, including $112.4 million for the Multiomics reporting unit and $36.6 million for the Sample Management Solutions reporting unit.
(3)Includes expenses related to governance-related matters.
(4)The Company recognized $3.9 million non-cash gain from the settlement of the pre-existing contractual relationship with UK Biocentre Limited in the second quarter of fiscal 2026. The Company received $2.1 million of cash proceeds from a cost method investment which had no cost basis in the second quarter of fiscal 2025. These are non-recurring and non-operational gains.
(5)Tax adjustments for the three and six months ended March 31, 2025 are primarily driven by $6.4 million of tax expenses related to a one-time repatriation of historical earnings from China.

	Quarter Ended			Six Months Ended
Dollars in thousands	March 31, 2026	December 31, 2025	March 31, 2025(*)	March 31, 2026	March 31, 2025(*)
GAAP net loss	$(160,798)	$(15,432)	$(47,661)	$(176,230)	$(58,653)
Less: Loss from discontinued operations	(3,777)	(10,242)	(27,871)	(14,019)	(31,790)
GAAP net loss from continuing operations	(157,021)	(5,190)	(19,790)	(162,211)	(26,863)
Adjustments:
Interest income, net	(4,387)	(5,098)	(4,489)	(9,485)	(8,787)
Income tax expense	(323)	3,130	7,243	2,807	11,117
Depreciation	8,338	8,207	7,818	16,545	15,297
Amortization of completed technology	2,076	1,860	2,308	3,935	3,808
Amortization of other intangible assets	3,563	3,551	3,803	7,113	8,376
Earnings before interest, taxes, depreciation and amortization - Continuing operations	$(147,754)	$6,460	$(3,107)	$(141,296)	$2,948

	Quarter Ended			Six Months Ended
Dollars in thousands	March 31, 2026	December 31, 2025	March 31, 2025(*)	March 31, 2026	March 31, 2025(*)
Earnings before interest, taxes, depreciation and amortization - Continuing operations	$(147,754)	$6,460	$(3,107)	$(141,296)	$2,948
Adjustments:
Stock-based compensation	6,268	3,862	8,031	10,130	12,904
Restructuring charges	1,422	1,143	3,580	2,565	4,011
Impairment of goodwill and intangible assets(1)	149,083	13	—	149,083	—
Merger and acquisition costs(2)	2,175	1,202	688	2,188	2,258
Transformation costs(3)	440	12	5,183	1,642	8,229
Non-recurring other income(4)	(3,858)	—	(2,130)	(3,858)	(2,130)
Adjusted earnings before interest, taxes, depreciation and amortization - Continuing operations	$7,776	$12,692	$12,245	$20,454	$28,220

(*)See footnote (1) on Page 1.
(1)Represents a non-cash goodwill impairment charge recognized in the second quarter of fiscal 2026 as a result of the Company's quantitative goodwill impairment analysis as of March 31, 2026, including $112.4 million for the Multiomics reporting unit and $36.6 million for the Sample Management Solutions reporting unit.
(2)Includes expenses related to governance-related matters.
(3)Transformation costs represent non-recurring expenses for strategic projects with anticipated long-term benefits to the Company focused on cost reduction and productivity improvement that do not meet the definition of restructuring charges. These costs are directed at simplifying, standardizing, streamlining, and optimizing the Company’s operations, processes and systems to permanently alter the Company’s operations for the long term. For a project to be considered transformational, successful completion of the project must be expected to bring long-term material benefits to the organization and involve significant changes to process and/or underlying technology. Transformation costs primarily relate to one time asset write downs associated with changes in technology, one time inventory write downs relating to restructuring actions, and third-party consulting costs associated with process and systems re-design.
(4)The Company recognized $3.9 million non-cash gain from the settlement of the pre-existing contractual relationship with UK Biocentre Limited in the second quarter of fiscal 2026. The Company received $2.1 million of cash proceeds from a cost method investment which had no cost basis in the second quarter of fiscal 2025. These are non-recurring and non-operational gains.

	Quarter Ended
Dollars in thousands	March 31, 2026		December 31, 2025		March 31, 2025(*)
GAAP gross profit	$62,035	42.8%	$63,706	42.9%	$62,783	43.8%
Adjustments:
Amortization of completed technology	2,076	1.4%	1,860	1.3%	2,308	1.6%
Other Adjustments	—	—%	—	—%	(9)	(0.0%)
Non-GAAP adjusted gross profit	$64,111	44.3%	$65,566	44.1%	$65,082	45.4%

	Six Months Ended
Dollars in thousands	March 31, 2026		March 31, 2025(*)
GAAP gross profit	$125,741	42.9%	$131,602	45.3%
Adjustments:
Amortization of completed technology	3,935	1.3%	3,808	1.3%
Transformation costs(1)	—	—%	52	0.0%
Non-GAAP adjusted gross profit	$129,676	44.2%	$135,462	46.6%
(*)See footnote (1) on Page 1.
(1)Transformation costs represent non-recurring expenses for strategic projects with anticipated long-term benefits to the Company focused on cost reduction and productivity improvement that do not meet the definition of restructuring charges. These costs are directed at simplifying, standardizing, streamlining, and optimizing the Company’s operations, processes and systems to permanently alter the Company’s operations for the long term. For a project to be considered transformational, successful completion of the project must be expected to bring long-term material benefits to the organization and involve significant changes to process and/or underlying technology. Transformation costs primarily relate to one time asset write downs associated with changes in technology, one time inventory write downs relating to restructuring actions, and third-party consulting costs associated with process and systems re-design.

	Sample Management Solutions						Multiomics
	Quarter Ended						Quarter Ended
Dollars in thousands	March 31, 2026		December 31, 2025		March 31, 2025(*)		March 31, 2026		December 31, 2025		March 31, 2025(*)
GAAP gross profit	$37,084	45.7%	$35,785	43.9%	$36,147	45.3%	$24,951	39.2%	$27,921	41.5%	$26,636	41.9%
Adjustments:
Amortization of completed technology	1,389	1.7%	1,177	1.4%	1,449	1.8%	687	1.1%	683	1.0%	859	1.4%
Other Adjustments	—	—%	—	—%	(9)	(0.0%)	—	—%	—	—%	—	—%
Non-GAAP adjusted gross profit	$38,473	47.4%	$36,962	45.4%	$37,587	47.1%	$25,638	40.2%	$28,604	42.6%	$27,495	43.3%

	Segment Total
	Quarter Ended
Dollars in thousands	March 31, 2026		December 31, 2025		March 31, 2025(*)
GAAP gross profit	$62,035	42.8%	$63,706	42.9%	$62,783	43.8%
Adjustments:
Amortization of completed technology	2,076	1.4%	1,860	1.3%	2,308	1.6%
Other Adjustments	—	—%	—	—%	(9)	(0.0%)
Non-GAAP adjusted gross profit	$64,111	44.3%	$65,566	44.1%	$65,082	45.4%

	Sample Management Solutions				Multiomics
	Six Months Ended				Six Months Ended
Dollars in thousands	March 31, 2026		March 31, 2025(*)		March 31, 2026		March 31, 2025(*)
GAAP gross profit	$72,867	44.8%	$75,290	46.8%	$52,874	40.4%	$56,312	43.4%
Adjustments:
Amortization of completed technology	2,565	1.6%	2,088	1.3%	1,370	1.0%	1,720	1.3%
Transformation costs(1)	—	—%	52	0.0%	—	—%	—	—%
Non-GAAP adjusted gross profit	$75,432	46.4%	$77,430	48.1%	$54,244	41.4%	$58,032	44.7%

	Segment Total
	Six Months Ended
Dollars in thousands	March 31, 2026		March 31, 2025(*)
GAAP gross profit	$125,741	42.9%	$131,602	45.3%
Adjustments:
Amortization of completed technology	3,935	1.3%	3,808	1.3%
Transformation costs(1)	—	—%	52	0.0%
Non-GAAP adjusted gross profit	$129,676	44.2%	$135,462	46.6%
(*)See footnote (1) on Page 1.
(1)Transformation costs represent non-recurring expenses for strategic projects with anticipated long-term benefits to the Company focused on cost reduction and productivity improvement that do not meet the definition of restructuring charges. These costs are directed at simplifying, standardizing, streamlining, and optimizing the Company’s operations, processes and systems to permanently alter the Company’s operations for the long term. For a project to be considered transformational, successful completion of the project must be expected to bring long-term material benefits to the organization and involve significant changes to process and/or underlying technology. Transformation costs primarily relate to one time asset write downs associated with changes in technology, one time inventory write downs relating to restructuring actions, and third-party consulting costs associated with process and systems re-design.

	Sample Management Solutions			Multiomics
	Quarter Ended			Quarter Ended
Dollars in thousands	March 31, 2026	December 31, 2025	March 31, 2025(*)	March 31, 2026	December 31, 2025	March 31, 2025(*)
GAAP operating income (loss)	$1,668	$3,731	$(1,236)	$(10,759)	$(5,044)	$(6,372)
Adjustments:
Amortization of completed technology	1,389	1,177	1,449	687	683	859
Transformation costs(1)	55	57	2,606	—	—	—
Other adjustments	3	12	(10)	5	—	(23)
Non-GAAP adjusted operating income (loss)	$3,115	$4,977	$2,809	$(10,067)	$(4,361)	$(5,536)

	Total Segments			Corporate			Total
	Quarter Ended			Quarter Ended			Quarter Ended
Dollars in thousands	March 31, 2026	December 31, 2025	March 31, 2025(*)	March 31, 2026	December 31, 2025	March 31, 2025(*)	March 31, 2026	December 31, 2025	March 31, 2025(*)
GAAP operating loss	$(9,091)	$(1,313)	$(7,608)	$(156,699)	$(5,924)	$(10,586)	$(165,790)	$(7,237)	$(18,194)
Adjustments:
Amortization of completed technology	2,076	1,860	2,308	—	—	—	2,076	1,860	2,308
Amortization of other intangible assets	—	—	—	3,563	3,551	3,803	3,563	3,551	3,803
Transformation costs(1)	55	57	2,606	385	1,145	2,577	440	1,202	5,183
Restructuring charges	—	—	—	1,422	1,143	3,580	1,422	1,143	3,580
Impairment of goodwill and intangible assets(2)	—	—	—	149,083	—	—	149,083	—	—
Merger and acquisition costs(3)	—	—	—	2,175	13	688	2,175	13	688
Other adjustments	8	12	(33)	—	—	—	8	12	(33)
Non-GAAP adjusted operating income (loss)	$(6,952)	$616	$(2,727)	$(71)	$(72)	$62	$(7,023)	$544	$(2,665)

	Sample Management Solutions		Multiomics
	Six Months Ended		Six Months Ended
Dollars in thousands	March 31, 2026	March 31, 2025(*)	March 31, 2026	March 31, 2025(*)
GAAP operating income (loss)	$5,398	$2,786	$(15,802)	$(9,566)
Adjustments:
Amortization of completed technology	2,565	2,088	1,370	1,720
Transformation costs(1)	112	2,709	—	—
Other adjustments	17	(3)	5	3
Non-GAAP adjusted operating income (loss)	$8,092	$7,580	$(14,427)	$(7,843)

	Total Segments		Corporate		Total
	Six Months Ended		Six Months Ended		Six Months Ended
Dollars in thousands	March 31, 2026	March 31, 2025(*)	March 31, 2026	March 31, 2025(*)	March 31, 2026	March 31, 2025(*)
GAAP operating loss	$(10,404)	$(6,780)	$(162,623)	$(20,115)	$(173,027)	$(26,895)
Adjustments:
Amortization of completed technology	3,935	3,808	—	—	3,935	3,808
Amortization of other intangible assets	—	—	7,113	8,376	7,113	8,376
Transformation costs(1)	112	2,709	1,530	5,520	1,642	8,229
Restructuring charges	—	—	2,565	4,011	2,565	4,011
Impairment of goodwill and intangible assets(2)	—	—	149,083	—	149,083	—
Merger and acquisition costs(3)	—	—	2,188	2,258	2,188	2,258
Other adjustments	22	—	—	—	22	—
Non-GAAP adjusted operating income (loss)	$(6,335)	$(263)	$(144)	$50	$(6,479)	$(213)
(*)See footnote (1) on Page 1.
(1)Transformation costs represent non-recurring expenses for strategic projects with anticipated long-term benefits to the Company focused on cost reduction and productivity improvement that do not meet the definition of restructuring charges. These costs are directed at simplifying, standardizing, streamlining, and optimizing the Company’s operations, processes and systems to permanently alter the Company’s operations for the long term. For a project to be considered transformational, successful completion of the project must be expected to bring long-term material benefits to the organization and involve significant changes to process and/or underlying technology. Transformation costs primarily relate to one time asset write downs associated with changes in technology, one time inventory write downs relating to restructuring actions, and third-party consulting costs associated with process and systems re-design.
(2)Represents non-cash goodwill impairment charges recognized in the second quarter of fiscal 2026 as a result of the Company’s annual and interim impairment assessment, including $112.4 million for the Multiomics reporting unit and $36.6 million for the Sample Management Solutions reporting unit.
(3)Includes expenses related to governance-related matters.

	Sample Management Solutions			Multiomics			Azenta Total
	Quarter Ended			Quarter Ended			Quarter Ended
Dollars in millions	March 31, 2026	March 31, 2025	Change	March 31, 2026	March 31, 2025	Change	March 31, 2026	March 31, 2025	Change
Revenue	$81	$80	2%	$64	$64	0%	$145	$143	1%
Acquisitions	(1)	—	(2)%	—	—	—%	(1)	—	(1)%
Currency exchange rates	(2)	—	(3)%	(2)	—	(3)%	(4)	—	(3)%
Organic revenue	$78	$80	(3)%	$62	$64	(2)%	$140	$143	(3)%

	Sample Management Solutions			Multiomics			Azenta Total
	Six Months Ended			Six Months Ended			Six Months Ended
Dollars in millions	March 31, 2026	March 31, 2025	Change	March 31, 2026	March 31, 2025	Change	March 31, 2026	March 31, 2025	Change
Revenue	$163	$161	1%	$131	$130	1%	$293	$291	1%
Acquisitions	(1)	—	(1)%	—	—	—%	(1)	—	(0%)
Currency exchange rates	(4)	—	(3)%	(3)	—	(2)%	(7)	—	(2)%
Organic revenue	$157	$161	(2)%	$128	$130	(1)%	$285	$291	(2)%